UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 27, 2019, State Street Corporation announced that it has appointed Louis D. Maiuri to the role of Chief Operating Officer. In this capacity, he has responsibility for State Street’s Information Technology, Global Delivery, Global Exchange, Charles River Development and Product teams. Mr. Maiuri, an Executive Vice President, continues to serve on State Street’s Management Committee. Prior to this appointment, Ronald P. O’Hanley, State Street’s Chief Executive Officer and President, also served in the capacity as Chief Operating Officer.
Mr. Maiuri (age 54), joined State Street in October 2013 and, prior to his appointment as Chief Operating Officer, served as Executive Vice President and head of State Street Global Markets since June 2016 and head of State Street Global Exchange since July 2015. From 2013 to July 2015, he led State Street's Securities Finance division. Before joining State Street, Mr. Maiuri served as executive vice president and deputy chief executive officer of asset servicing at BNY Mellon, a global banking and financial services corporation, from 2009 to 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ David C. Phelan
		Name:	David C. Phelan,
		Title:	Executive Vice President and General Counsel
Date:	February 27, 2019